Filed Pursuant to 424(b)(5)
Registration No. 333-251156

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common stock, par value $0.01 per share	545,368 shares	$25.81	$14,075,949	$1,536

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus supplement shall cover any additional shares of the common stock, par value $0.01 per share (“Common Stock”), of The Charles Schwab Corporation (the “Registrant”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents shares of Common Stock issuable upon exercise of outstanding stock options granted under the TD Ameritrade Holding Corporation Long-Term Incentive Plan which were assumed by the Registrant (“Assumed Options”) in connection with the merger of Americano Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Registrant, with and into TD Ameritrade Holding Corporation on October 6, 2020.

(3)	Computed in accordance with Rule 457(h), based on the per-share exercise price of $25.81 for the Assumed Options.

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 4, 2020)

The Charles Schwab Corporation

545,368 Shares of Common Stock

Issuable upon Exercise of Stock Options

Under the

TD Ameritrade Holding Corporation Long-Term Incentive Plan

On November 24, 2019, The Charles Schwab Corporation (“we,” “us,” “our” or “CSC”) entered into an Agreement and Plan of Merger, by and among CSC, Americano Acquisition Corp., a direct, wholly-owned subsidiary of CSC (“Merger Sub”), and TD Ameritrade Holding Corporation (“TD Ameritrade”), as amended by that certain Amendment No. 1 dated as of May 14, 2020 (as so amended, the “Merger Agreement”), pursuant to which, effective October 6, 2020, TD Ameritrade merged with and into Merger Sub and became a wholly-owned subsidiary of CSC (the “Merger”). Under the Merger Agreement, at the effective time of the Merger, each outstanding stock option granted under the TD Ameritrade Holding Corporation Long-Term Incentive Plan (the “Plan”) was assumed by CSC and converted into a stock option in respect of shares of CSC common stock, par value $0.01 per share (“Common Stock”), based on the exchange ratio and pursuant to the terms and conditions of the Merger Agreement (“Assumed Option”). This prospectus supplement relates to the 545,368 shares of our Common Stock issuable pursuant to the Plan upon the exercise of Assumed Options that are currently outstanding and held by a former employee of TD Ameritrade (the “Former Employee”).

We will receive the proceeds from the sales of shares of our Common Stock pursuant to the exercise of any Assumed Options held by the Former Employee under the Plan.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-4.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 28, 2021

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. In this prospectus supplement, we provide you with specific information about this offering of our Common Stock. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, and other information you should know before investing in our Common Stock. This prospectus supplement also adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described in “Where You Can Find More Information” before investing in our Common Stock.

References in this prospectus supplement to “we,” “us,” “our” and “CSC” mean The Charles Schwab Corporation. References in this prospectus supplement to the “Company” mean CSC and its subsidiaries.

Currency amounts in this prospectus supplement and the accompanying prospectus are stated in U.S. dollars.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. You should assume that the information contained or incorporated by reference in this prospectus supplement and any document incorporated by reference herein and in the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available to download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our corporate website at www.aboutschwab.com. The website addresses of the SEC and us are included as inactive textual references only, and the information contained on those websites is not a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus.

This prospectus supplement and accompanying prospectus incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021; and

•	Current Reports on Form 8-K filed with the SEC on March 12, 2021, March 18, 2021, March 30, 2021, May 13, 2021, and May 18, 2021.

In addition, we also incorporate by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus supplement and the date of the termination of this offering.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

S-iii

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to:

The Charles Schwab Corporation

211 Main Street

San Francisco, California 94105

Attention: Investor Relations

Telephone: (415) 667-7000

Email: investor.relations@schwab.com

S-iv

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, contain not only historical information but also “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “appear,” “could,” “would,” “expand,” “aim,” “maintain,” “continue,” and other similar expressions. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect management’s beliefs, objectives, and expectations as of the date hereof, or in the case of any documents incorporated by reference, as of the date of those documents, are necessarily estimates based on the best judgment of our senior management. These statements relate to, among other things:

•

maximizing the Company’s market valuation and stockholder returns over time; the Company’s belief that developing trusted relationships will translate into more client assets which drives revenue and, along with expense discipline and thoughtful capital management, generates earnings growth and builds stockholder value; and maintaining the Company’s market position;

•

expected benefits from the TD Ameritrade and other recently completed acquisitions; scope of technology work related to the TD Ameritrade integration; and expected timing for the TD Ameritrade integration and client conversion;

•	the migration of insured deposit account balances to the Company’s balance sheet;

•	the impact of legal proceedings and regulatory matters;

•	advancing strategic goals to drive scale, monetization and segmentation;

•	cost estimates and timing related to the TD Ameritrade integration, including acquisition and integration-related costs and capital expenditures, cost synergies, and exit and other related costs;

•	the adjustment of rates paid on client-related liabilities; net interest margin compression and net interest revenue; and money market fund fee waivers;

•	capital expenditures; and increased spending to improve service levels and support growth;

•	the phase-out of the use of the London Inter-bank Offered Rate (“LIBOR”);

•	capital management; sources of liquidity, capital, and level of dividends; and Tier 1 Leverage Ratio operating objective;

•	the expected impact of new accounting standards not yet adopted;

•	the likelihood of indemnification and guarantee payment obligations and clients failing to fulfill contractual obligations; and

•	the other risks and uncertainties described in this prospectus supplement, including the documents incorporated by reference herein.

Achievement of the expressed beliefs, objectives, and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially from the expressed beliefs, objectives, and expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, as of the date of those documents.

S-v

Important factors that may cause actual results to differ include, but are not limited to:

•	general market conditions, including equity valuations, trading activity, the level of interest rates — which can impact money market fund fee waivers — and credit spreads;

•	the Company’s ability to attract and retain clients, develop trusted relationships, and grow client assets;

•	client use of the Company’s advice solutions and other products and services;

•	the level of client assets, including cash balances;

•	competitive pressure on pricing, including deposit rates;

•	client sensitivity to rates;

•	regulatory guidance;

•	capital and liquidity needs and management;

•	the Company’s ability to manage expenses;

•	the Company’s ability to develop and launch new and enhanced products, services and capabilities, as well as enhance its infrastructure, in a timely and successful manner;

•	the Company’s ability to monetize client assets in a win-win manner;

•	the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities to contain the spread of the virus and the economic impact;

•	the Company’s ability to support client activity levels;

•	the risk that expected cost synergies and other benefits from the TD Ameritrade and other recent acquisitions may not be fully realized or may take longer to realize than expected;

•	the ability to successfully implement integration strategies and plans relating to TD Ameritrade;

•	the timing of integration-related and other technology projects;

•	real estate and workforce decisions;

•	migrations of bank deposit account balances;

•	prepayment levels for mortgage-backed securities;

•	client cash allocations;

•	LIBOR trends;

•	adverse developments in litigation or regulatory matters and any related charges;

•	potential breaches of contractual terms for which the Company has indemnification and guarantee obligations; and

•	client activity, including daily average trades, margin balances and balance sheet cash.

You should refer to the “Risk Factors” section of this prospectus supplement and to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. In particular, certain of these factors, as well as general risk factors affecting us and our subsidiaries, are discussed in greater detail in “Item 1A.—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as such discussion may be amended or updated in other reports filed by us with the SEC, which reports are incorporated by reference into this prospectus supplement and accompanying prospectus.

S-vi

SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our Common Stock. You should read this entire prospectus supplement and accompanying prospectus, including the documents incorporated by reference, especially the risks relevant to investing in our Common Stock discussed under “Risk Factors” contained herein and under “Item 1A.—Risk Factors” beginning on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2020, as such discussion may be amended or updated in other reports filed by us with the SEC, as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”

The Charles Schwab Corporation

CSC is a savings and loan holding company. CSC was incorporated in 1986 and engages, through its subsidiaries (collectively referred to as the Company), in wealth management, securities brokerage, banking, asset management, custody, and financial advisory services. At March 31, 2021, the Company had $7.07 trillion in client assets, 31.9 million active brokerage accounts, 2.1 million corporate retirement plan participants, and 1.6 million banking accounts.

Principal business subsidiaries of CSC include the following:

•	Charles Schwab & Co., Inc. (“CS&Co.”), incorporated in 1971, a securities broker-dealer;

•	TD Ameritrade, Inc., an introducing securities broker-dealer;

•	TD Ameritrade Clearing, Inc., a securities broker-dealer that provides trade execution and clearing services to TD Ameritrade, Inc.;

•	Charles Schwab Bank, SSB, our principal banking entity; and

•	Charles Schwab Investment Management, Inc., the investment advisor for the Company’s proprietary mutual funds and for the Company’s exchange-traded funds (“ETFs”).

The Company offers a broad range of products through intuitive end-to-end solutions, including robust digital capabilities, to address its clients’ varying investment and financial needs. Examples of these product offerings include the following:

•

Brokerage—an array of full-feature brokerage accounts with equity and fixed income trading, margin lending, options trading, futures and forex trading, and cash management capabilities including third-party certificates of deposit;

•

Mutual funds – third-party mutual funds through the Mutual Fund Marketplace®, including non-transaction fee mutual funds through the Mutual Fund OneSource® service, which also includes proprietary mutual funds, plus mutual fund trading and clearing services to broker-dealers;

•	Exchange-traded funds – an extensive offering of ETFs, including both proprietary and third-party ETFs;

•

Advice solutions – managed portfolios of both proprietary and third-party mutual funds and ETFs, separately managed accounts, customized personal advice for tailored portfolios, specialized planning, and full-time portfolio management;

•	Banking – checking and savings accounts, first lien residential real estate mortgage loans, home equity lines of credit and pledged asset lines; and

•	Trust – trust custody services, personal trust reporting services, and administrative trustee services.

These investing services are made available through two business segments – Investor Services and Advisor Services.

Our Common Stock is listed and traded on the New York Stock Exchange under the symbol “SCHW.”

Our principal executive office is located at 3000 Schwab Way, Westlake, Texas, 76262, and our telephone number is (817) 859-5000. Our corporate Internet website is www.aboutschwab.com. Our website address is included as an inactive textual reference only, and the information contained on our website is not incorporated by reference and does not form a part of this prospectus supplement or the accompanying prospectus.

The Offering

The following description contains basic information about this offering. This description is not complete and does not contain all of the information that you should consider before investing in our Common Stock.

Issuer	The Charles Schwab Corporation, a Delaware corporation.

Securities Offered	545,368 shares of our Common Stock, all of which are issuable to the Former Employee pursuant to Assumed Options that were assumed by us in connection with the Merger.

NYSE Symbol	“SCHW”

Use of Proceeds	If all of the Assumed Options described in this prospectus supplement are exercised in full, we will receive aggregate net proceeds of up to approximately $14,075,948. We intend to use any such proceeds for general corporate purposes.

RISK FACTORS

An investment in our Common Stock involves risks. This prospectus supplement does not describe all of those risks. Before purchasing any of our Common Stock, you should carefully consider the following risk factors, which are specific to our Common Stock being offered, as well as the risks and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussion under “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as such discussion may be amended or updated in other reports filed by us with the SEC.

USE OF PROCEEDS

If all of the Assumed Options granted to the Former Employee are exercised in full, we will issue 545,368 shares of our Common Stock and receive aggregate net proceeds of up to approximately $14,075,948. We intend to use any such proceeds for general corporate purposes.

TD AMERITRADE HOLDING CORPORATION LONG-TERM INCENTIVE PLAN

INTRODUCTION

In connection with the Merger, CSC has assumed the Assumed Options granted to the Former Employee pursuant to the Plan. Upon exercise, the Former Employee will receive shares of our Common Stock (“Shares”). There were no other Assumed Options assumed by CSC in connection with the Merger, and CSC has not granted, and will not grant, additional awards under the Plan following the closing of the Merger (the “Closing”).

The below informationca is only intended to be a summary of the Plan as it relates to the Assumed Options. Some rules are described in abbreviated form and others are not mentioned at all. If there is any ambiguity in this summary or if there is a conflict between this summary and the Plan, then the Plan will govern. A copy of the Plan may be requested from the Corporate Secretary of CSC.

1.	What is the Plan?

The Plan was originally adopted in 1996 by the board of directors of TD Ameritrade and was most recently amended and restated on February 18, 2016. Through the Merger, TD Ameritrade became a wholly owned subsidiary of CSC, and CSC assumed all outstanding awards granted under the Plan and the Plan. The Plan, as assumed by us in connection with the Merger, permitted TD Ameritrade to grant, prior to the Closing, awards, including stock options to purchase shares of TD Ameritrade’s common stock to eligible employees of TD Ameritrade or any parent or subsidiary of TD Ameritrade.

2.	What is the purpose of the Plan?

The Plan was intended to attract, retain and reward eligible employees of TD Ameritrade or any parent or subsidiary of TD Ameritrade, and to promote the success of TD Ameritrade. CSC has not granted, and will not grant, additional awards under the Plan following the Closing.

3.	How did CSC’s acquisition of TD Ameritrade impact awards under the Plan?

Upon the Closing, CSC assumed the Plan and all outstanding awards under the Plan, including the Assumed Options. The number of Shares underlying each Assumed Option and the per-Share exercise price was adjusted based on a conversion ratio of 1.0837, which was used to determine the number of Shares each holder of TD Ameritrade common stock was entitled to receive in connection with the Merger. The other terms and conditions of the Assumed Options remained the same.

4.	How many Shares are available under the Plan?

The aggregate number of Shares that may be issued under the Plan following the Merger is 5,545,368, of which up to 545,368 may be issued upon the exercise of the Assumed Options. The Shares may be authorized and unissued shares, issued shares reacquired by CSC, or other shares that are treasury shares, including Shares purchased in the open market or in private transactions.

In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, extraordinary cash dividend, stock split, reverse stock split, exchange or other distribution with respect to Shares or other change in the corporate structure or capitalization affecting the Shares, the type and number of Shares which are or may be subject to the Assumed Options, and the terms of the Assumed Option (including the price at which Shares may be issued pursuant thereto) shall be equitably adjusted to preserve the value of benefits awarded to the Former Employee under the Plan.

5.	What should I know about this prospectus supplement?

This prospectus supplement describes the main features of the Plan as of May 28, 2021 as it relates to the Assumed Options. However, this prospectus supplement does not contain all of the terms and conditions of the official Plan document. Accordingly, if there is any difference between the terms and conditions of the Plan as described in this prospectus supplement and the provisions of the Plan document, the Plan document will govern.

6.	When will the Plan terminate?

The board of directors of CSC (the “Board”) or any of its committees as will be administering the Plan may terminate the Plan at any time. However, termination of the Plan will not affect any outstanding Assumed Options unless otherwise agreed in writing by the Former Employee and CSC.

ADMINISTRATION AND ELIGIBILITY

7.	Who administers the Plan?

The Board, or the Compensation Committee of the Board, administers the Plan and controls its operation. In each case, the Board or the Compensation Committee administering the Plan is referred to as the “Administrator.”

The Administrator has the power to determine the terms, conditions and restrictions applicable to the Assumed Options. The Administrator may make whatever rules it considers appropriate for the administration and interpretation of the Plan. The decisions of the Administrator are final and binding. The Board appoints the members of the Compensation Committee and may remove any member at any time.

For any questions about the Administrator or the Plan, please contact Stock Plan Services at 1-800-654-2593, email EquityCompensationDept@schwab.com or write to Equity Administration at 211 Main Street, San Francisco, CA 94105.

8.	Can the Plan be amended?

The Administrator may at any time amend, alter, suspend, or terminate the Plan, except that certain amendments may require stockholder approval or the consent of participants in the Plan, including the Former Employee.

9.	Who participates in the Plan?

Prior to the Closing, TD Ameritrade selected employees of TD Ameritrade or any parent or subsidiary of TD Ameritrade or any business, corporation, partnership, limited liability company or other entity in which TD Ameritrade or its parent or any of its subsidiaries held a substantial ownership interest, directly or indirectly to participate in the Plan. CSC has not granted, and will not grant, additional awards under the Plan following the Closing.

ASSUMED OPTIONS

10.	What are the Assumed Options?

The Assumed Options are “non-statutory” options that give the Former Employee the right to purchase up to 545,368 Shares at a price, commonly referred to as the “exercise price,” of $25.81 per share through January 21, 2026.

11.	What are “non-statutory options”?

Non-statutory options are stock options that are not entitled to certain favorable United States tax treatment. The Assumed Options may qualify for special tax treatment based upon the tax laws of the particular jurisdiction in which the Former Employee may reside.

12.	When can the Former Employee exercise the Assumed Options?

The Former Employee may exercise the Assumed Options at any time through January 21, 2026.

13.	How can the Former Employee exercise the Assumed Options?

To exercise an Assumed Option, we must receive from the Former Employee a written or electronic notice of exercise in accordance with the Former Employee’s option agreement, or the Former Employee must follow the procedures that we may establish from time to time. With the exercise notice the Former Employee also must send full payment of the exercise price and any applicable withholding taxes. The Former Employee’s ability to purchase Shares through the exercise of an Assumed Option is conditioned upon compliance with any laws and CSC or TD Ameritrade policies that may apply to the Former Employee. An Assumed Option may not be exercised for a fraction of a Share.

14.	How can the Former Employee pay the exercise price?

Payment of the aggregate exercise price on an Assumed Option by the Former Employee will be by any of the following, or a combination thereof, at the election of the Former Employee:

•	cash;

•	check;

•	consideration received by CSC under a cashless exercise program implemented by CSC in connection with the Plan; or

•	surrender of other Shares which meet the conditions established by the Administrator to avoid any adverse financial accounting consequences.

15.	Will the Former Employee have rights as a stockholder?

The Former Employee will have rights as a stockholder upon the exercise of an Assumed Option and purchase of Shares. Until Shares are issued (as evidenced by the appropriate entry on our books or a duly authorized transfer agent of CSC), the Former Employee will have no right to vote or receive dividends, or any other rights as a stockholder with respect to the Shares, notwithstanding the exercise of the Assumed Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, unless otherwise provided for in the Plan.

16.	When do the Assumed Options expire?

The Assumed Options will expire and may no longer be exercised after January 21, 2026.

17.	How will the Former Employee satisfy any tax withholding that may apply to the Assumed Options?

As a condition to the issuance of any Shares or other consideration pursuant to an Assumed Option, the Administrator may require the Former Employee to make adequate provision for any amounts required to be withheld in connection with the Assumed Options. Until the Former Employee pays the total amount of all taxes required to be withheld by either cash, check, or such other form as the Administrator may approve, the Company will not be required to issue any Shares or other consideration in connection with the Assumed Options.

18.	Can the Former Employee transfer Assumed Options?

Unless the Administrator provides otherwise, the Assumed Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. If the Administrator makes an Assumed Option transferable, such Assumed Option will contain such additional terms and conditions as the Administrator deems appropriate.

19.	What happens if CSC is acquired?

In the event of a “change in control” (as defined in the Plan) each outstanding Assumed Option will be assumed or an equivalent award substituted by the successor corporation (or any parent or subsidiary of the successor corporation), replaced with a cash incentive program by such successor, or terminated.

20.	Can the Assumed Options be forfeited?

The Assumed Options are fully vested and non-forfeitable if exercised by January 21, 2026 (see Question 12).

TAX AND ERISA INFORMATION

The following discussion is intended only as a summary of the general United States income tax laws that apply to the Assumed Options and the sale of any Shares acquired through the Assumed Options. However, the federal, state, local and foreign tax consequences to the Former Employee will depend upon the Former Employee’s individual circumstances. Accordingly, we strongly advise the Former Employee to seek the advice of a qualified tax adviser regarding the Assumed Options. Also, if the Former Employee is not a United States taxpayer, the taxing jurisdiction or jurisdictions which apply to the Former will determine the tax effect of the Assumed Options to the Former Employee.

21.	What are the tax effects of the Assumed Options?

The Assumed Options are non-statutory stock options, accordingly, the Former Employee was not required to include an amount in income at the time of grant. However, when the Former Employee exercises the Assumed Options, the Former Employee will have ordinary income to the extent the value of the Shares (and any cash) the Former Employee receives on the date of exercise is greater than the exercise price paid. If the Former Employee exercises an Assumed Option through payment of the exercise price in Shares, or in a combination of Shares and cash, the Former Employee will have ordinary income upon exercise to the extent that the value (on the date of exercise) of the Shares the Former Employee purchases is greater than the value of the Shares surrendered, less the amount of any cash paid upon exercise.

Any gain or loss the Former Employee recognizes upon the sale or exchange of Shares that the Former Employee acquires generally will be treated as capital gain or loss and will be long-term or short-term depending on whether the Former Employee held the Shares for more than one (1) year. The holding period for the Shares will begin just after the time the Former Employee recognizes income. The amount of such gain or loss will be the difference between:

•	the amount realized upon the sale or exchange of the Shares, and

•	the value of the Shares at the time the Former Employee recognizes ordinary income.

22.	What are the tax consequences for the Company?

CSC generally will receive a deduction for United States federal income tax purposes in connection with an Assumed Option equal to the ordinary income realized by the Former Employee. We will be entitled to our deduction at the time that the Former Employee recognizes the ordinary income.

23.	Is the Plan subject to ERISA?

The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

24.	Is the Plan a qualified retirement plan under Section 401(a) of the Code?

No, the Plan is not a tax-qualified retirement plan under Section 401(a) of the Code.

ADDITIONAL INFORMATION ABOUT THE PLAN AND THIS PROSPECTUS SUPPLEMENT

25.	Does the Plan limit the Former Employee’s ability to resell Shares acquired under the Plan?

The Plan generally places no limitations upon the Former Employee’s ability to sell Shares acquired under the Plan. We will not receive any part of the proceeds of any such sales.

26.	What other conditions are associated with the issuance and delivery of Shares?

Shares will not be issued with respect to the Assumed Options unless the issuance and delivery of Shares pursuant to the Assumed Options complies with all applicable provisions of law and will be further subject to the approval of our counsel with respect to such compliance.

Our inability to obtain authority from any regulatory body having jurisdiction, which authority is deemed by our counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve us of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

27.	What if the Former Employee needs more information?

We will provide the Former Employee free of charge with a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The Former Employee should direct any requests to Stock Plan Services at 1-800-654-2593, email Equity Administration at EquityCompensationDept@schwab.com or write to CSC’s corporate secretary at 211 Main Street, San Francisco, CA 94105.

28.	What else should the Former Employee know about this prospectus supplement?

The Former Employee should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus, or any subsequent prospectus supplement. We have not authorized anyone to provide the Former Employee with different or additional information. We are not making an offer to sell any stock in any state or country where the offer is not permitted. The Former Employee should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this document.

PLAN OF DISTRIBUTION

This prospectus supplement and the accompanying prospectus covers the shares of our common stock that are issuable upon the exercise of the Assumed Options. The Former Employee includes the executors, administrators or beneficiaries of the Former Employee’s estate, guardians or members of a committee for the Former Employee, if determined to be incompetent, or similar persons duly authorized by law to administer the estate or assets of the Former Employee. We are offering these shares of our common stock directly to the Former Employee according to the terms of the Former Employee’s Assumed Options. We are not using an underwriter in connection with this offering. These shares will be listed for trading on the New York Stock Exchange.

In order to facilitate the exercise of the Assumed Options, we will furnish, at our expense, such reasonable number of copies of this prospectus supplement and the accompanying prospectus to the Former Employee as the Former Employee may request, together with instructions that such copies be delivered to the beneficial owner of the Assumed Options.

LEGAL MATTERS

Davis Polk & Wardwell LLP has passed upon the validity of the Common Stock to be issued pursuant to this prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2020 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of TD Ameritrade for the year ended September 30, 2020 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference from our Current Report on Form 8-K filed on March 12, 2021. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The Charles Schwab Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Warrants

Units Consisting of Two or More Securities

The Charles Schwab Corporation from time to time may offer and sell debt securities, preferred stock, depositary shares, common stock, purchase contracts, warrants and units consisting of two or more of the securities being offered by this prospectus. Our debt securities, preferred stock, purchase contracts and warrants may be convertible into or exchangeable for shares of our common stock or other securities.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “SCHW.”

We will provide the specific terms of any securities to be offered and the specific manner in which they may be offered in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest.

This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement for those securities.

These securities are not deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Investing in our securities involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Charles Schwab & Co., Inc. or any of our other affiliates may use this prospectus in a market-making transaction for any of the securities listed above or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is December 4, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may offer debt securities; preferred stock, depositary shares and common stock; and purchase contracts and units consisting of two or more securities. We may also offer warrants to purchase debt securities or warrants to purchase or sell, or whose cash value is determined by reference to the performance level, or value of, one or more of:

•	securities of one or more issuers, including our common stock, preferred stock or depositary shares, other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies, currency units or composite currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described in this paragraph.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The prospectus supplement may also contain information about United States federal income tax considerations relating to the securities covered by the prospectus supplement.

References in this prospectus to “we,” “us” and “our” mean The Charles Schwab Corporation.

RISK FACTORS

Investing in our securities involves risks. Before making a decision to invest in any of our securities, you should carefully consider the risk factors incorporated by reference in this prospectus and any accompanying prospectus supplement, including the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, together with any changes contained in subsequently filed Quarterly Reports on Form 10-Q and other filings with the SEC. Additional risk factors specific to particular securities will be detailed in one or more supplements to this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplements, including the documents incorporated by reference, contain not only historical information but also “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to here as the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to here as the “Exchange Act”). Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “appear,” “could,” “would,” “expand,” “aim,” “maintain,” and other similar expressions. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect management’s beliefs, objectives and expectations as of the date of this prospectus, the prospectus supplement, or in the case of any documents incorporated by reference, as of the date of those documents, are estimates based on the best judgment of our senior management. Achievement of the expressed beliefs, objectives and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially from the expressed beliefs, objectives and expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, the prospectus supplement or, in the case of documents incorporated by reference, as of the date of those documents.

You should refer to our periodic and current reports filed with the SEC or to the applicable prospectus supplement for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements, including risks described in the “Risk Factors” section. See “Where You Can Find More Information” in this prospectus for information about how to obtain copies of our periodic and current reports.

Statements in this prospectus, any prospectus supplement, and any documents incorporated by reference speak only as of the date on which those statements are made, and we undertake no obligation to update any statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus. This prospectus is a part of that registration statement and does not include all of the information in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available to download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our corporate website at

www.aboutschwab.com. The website addresses of the SEC and us are included as inactive textual references only, and the information contained on those websites is not a part of this prospectus supplement or the accompanying prospectus.

Our common stock is listed on the New York Stock Exchange. You may inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over earlier information included in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed, other than, in each case, documents or portions of documents furnished and not filed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020;

•

Current Reports on Form 8-K filed on March 20, 2020, March  25, 2020, April  30, 2020, May  15, 2020, May  15, 2020, May  26, 2020, May  27, 2020, June  4, 2020, June  5, 2020, July  27, 2020, October  1, 2020 and October  6, 2020 and on Form 8-K/A filed on December 4, 2020;

•

The description of our common stock contained in our registration statement on Form 8-A filed on February 23, 2010 under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description; and

•

Solely with regard to the securities covered by this prospectus that were initially offered and sold under our previously filed registration statement(s) and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by us in connection with their initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to us at the following address:

The Charles Schwab Corporation

211 Main Street

San Francisco, California 94105

Attention: Investor Relations

Telephone: (415) 667-7000

Email: investor.relations@schwab.com

THE CHARLES SCHWAB CORPORATION

The Charles Schwab Corporation was incorporated in 1986, and we engage, through our subsidiaries, in wealth management, securities brokerage, banking, asset management, and financial advisory services. Our principal business subsidiaries include:

•	Charles Schwab & Co., Inc. (“Schwab”), a securities broker-dealer;

•	Charles Schwab Bank, SSB, our principal banking entity;

•

Charles Schwab Investment Management, Inc. (“CSIM”), the investment advisor for Schwab’s proprietary mutual funds, which are referred to as the Schwab Funds, and for Schwab’s exchange-traded funds, which are referred to as the Schwab ETFs ™;

•	TD Ameritrade, Inc., an introducing securities broker-dealer; and

•	TD Ameritrade Clearing, Inc., a securities broker-dealer that provides trade execution and clearing services on a fully-disclosed basis to TD Ameritrade, Inc.

We are a savings and loan holding company and are subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). We are dependent upon the earnings and cash flow of our subsidiaries to meet our obligations. Our rights and the rights of our creditors, including the holders of debt securities, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Our principal executive office is located at 211 Main Street, San Francisco, California 94105. Our telephone number is (415) 667-7000. Effective on January 1, 2021, our principal executive office will be relocated to 3000 Schwab Way, Westlake, Texas 76262. Our corporate Internet website is http://www.aboutschwab.com. We have included our website address as an inactive textual reference only, and none of the information contained in or that can be accessed through our website is a part of this prospectus.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes include working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing or repayment of debt, including outstanding commercial paper and other short-term indebtedness, if any, redemption or repurchase of our outstanding securities, funding of possible acquisitions and satisfaction of other obligations.

ERISA MATTERS

The Employee Retirement Income Security Act of 1974, as amended, referred to here as ERISA, imposes certain restrictions on employee benefit plans that are subject to ERISA, on entities deemed to hold the assets of such employee benefit plans and on persons who are fiduciaries with respect to those plans or entities. In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any such plan or entity who is considering the purchase of our securities on behalf of the plan or entity should determine whether the purchase is permitted under the governing plan documents and is consistent with ERISA’s requirements regarding indicia of ownership, prudence, diversification and delegation of control.

We have subsidiaries and affiliates, including broker-dealer subsidiaries and affiliates, that provide services to many employee benefit plans and retirement accounts. We and any of our direct or indirect subsidiaries or affiliates may each be considered a “party in interest” within the meaning of ERISA and a “disqualified person” under corresponding provisions of the Internal Revenue Code of 1986, as amended, referred to here as the “Code,” with respect to many employee benefit plans and retirement accounts. “Prohibited transactions” within the meaning of ERISA and the Code may result, among other reasons, if any offered securities are acquired by an employee benefit plan or retirement account as to which we or any of our direct or indirect subsidiaries or affiliates is a party in interest or a disqualified person, unless the offered securities are acquired pursuant to an applicable statutory or administrative exemption.

In addition, certain governmental, church and non-U.S. plans are subject to federal, state, local or non-U.S. laws that are substantially similar to these requirements of ERISA and the Code (“Similar Laws”).

Any employee benefit plan, retirement account or other entity to which such provisions of ERISA, the Code or Similar Law apply that proposes to acquire or hold the offered securities should consult with its legal counsel. Purchasers and holders of our securities have the exclusive responsibility for ensuring that their purchase and holding of the securities complies with the fiduciary responsibility rules of ERISA, if applicable, and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. We make no representation as to whether an investment in our securities is appropriate for or meets all relevant legal requirements with respect to investments by such plans, accounts or entities generally or any particular such plan, account or entity. Please consult the applicable prospectus supplement for further information with respect to a particular offering of securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be either senior debt securities or subordinated debt securities and will be issued in one or more series under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Except as otherwise set forth in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indentures. The Bank of New York Mellon Trust Company, N.A. serves as trustee for the series of our indebtedness outstanding as of the date of this prospectus. The debt securities may provide that they may be convertible into or exchangeable for shares of our common stock or other securities. In the following discussion, we sometimes refer to the senior indenture and the subordinated indenture as the “indentures.” When we refer to the “trustee,” we mean both the senior trustee and the subordinated trustee unless we indicate otherwise. Each indenture is qualified under the Trust Indenture Act, and the terms of the debt securities will include those stated in the applicable indenture and those made part of the indenture by reference to the Trust Indenture Act.

This section of the prospectus summarizes the material terms of the senior indenture, the subordinated indenture, the senior debt securities and the subordinated debt securities to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the respective indentures as may be amended or supplemented, including the definitions of terms, and the Trust Indenture Act. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of debt securities may differ from the terms described below. For additional information, you should look at the applicable indenture and certificates evidencing the applicable debt security that is filed (or incorporated by reference) as an exhibit to the registration statement that includes this prospectus. We encourage you to read these indentures.

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. This section summarizes the terms of the debt securities that are common to all series, whether senior or subordinated. Unless otherwise provided for in the prospectus supplement, the debt securities will not be secured by any of our property or assets. All of the discussions below are subject to, and qualified by, the information contained in the applicable prospectus supplement.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. Most of the material financial and other specific terms of the debt securities of your series will be described in the prospectus supplement relating to your series, including:

•	the title of your series of debt securities;

•	any limit on the aggregate principal amount or initial offering price of your series of debt securities;

•	the date or dates on which your series of debt securities will mature;

•	the price or prices at which your series of debt securities will be issued;

•	the annual rate or rates (which may be fixed or variable) at which your series of debt securities will bear interest, if any, and the date or dates from which the interest, if any, will accrue;

•	the dates on which interest, if any, on your series of debt securities will be payable and the regular record dates for those interest payment dates;

•	the place where the principal and interest are payable;

•	the person to whom interest is payable if other than the registered holder on the record date;

•	any mandatory or optional sinking funds or analogous provisions or provisions for mandatory or optional redemption;

•

the date, if any, after which and the price or prices at which your series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	if other than denominations of $1,000 and any integral multiple thereof, the denomination in which your series of debt securities will be issuable;

•	any events of default in addition to those in the indenture;

•	any other covenant or warranty in addition to those in the indenture;

•

if debt securities are sold for one or more foreign currencies or foreign currency units, or principal, interest or premium are payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences and other information regarding the issue and currency or currency units;

•	the currency of payment of principal, premium, if any, and interest on your series of debt securities if other than in United States dollars;

•	any index or formula used to determine the amount of payment of principal of, premium, if any, and interest on your series of debt securities;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at a stated maturity will not be determinable as of any date prior to stated maturity, the amount or method of determining the amount which will be deemed to be the principal amount;

•	any paying agents, authenticating agents, security registrars or other agents for the debt;

•	the applicability of the provisions described below under “—Discharge; Defeasance and Covenant Defeasance”;

•	whether any debt securities will be certificated securities or will be issued in the form of one or more global securities and the depositary for the global security or securities;

•	whether your series of debt securities are subordinated debt securities or senior debt securities;

•	if your series of debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

•

if debt securities are sold bearing no interest or below market interest, known as “original issue discount” securities, the amount payable upon acceleration and special tax, accounting and other considerations;

•	the convertibility or exchangeability, if any, of your series of debt securities into any other debt or equity securities; and

•	any other material terms of your series of debt securities.

The terms may vary from the terms described here. This summary is qualified by reference to the description of the terms of your series to be described in the prospectus supplement.

Prospective purchasers of debt securities should be aware that special federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

A debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered to be issued with original issue discount. If we issue an original issue discount debt security, the prospectus supplement will contain a description of the U.S. federal income tax consequence related to the issuance.

Senior Debt

Our senior debt securities will be issued under the senior debt indenture and will rank equally with all of our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt securities will be subordinate and junior in right of payment to all of our “senior indebtedness.”

In some circumstances relating to our liquidation, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we are prohibited from making payments on the subordinated debt securities in the event:

•	there is a default in any payment or delivery on any senior indebtedness; or

•	there is an event of default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.

Unless otherwise specified in a prospectus supplement, “senior indebtedness” will include the principal of and premium, if any, and interest on our senior indebtedness, whether outstanding on the date of the subordinated debt indenture or later created, that is:

•	for money that we borrowed, including capitalized lease obligations;

•	for money borrowed by others and guaranteed, directly or indirectly, by us; or

•	secured and unsecured purchase money indebtedness or indebtedness secured by property at the time of our acquisition of the property for the payment of which we are directly or contingently liable.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of and amendments, modifications and supplements to the senior indebtedness described in the preceding sentence.

Senior indebtedness does not include:

•	our indebtedness to any of our subsidiaries for money borrowed or advances from any subsidiary;

•	the subordinated debt securities; or

•

any indebtedness if the terms creating or evidencing the indebtedness expressly provide that the indebtedness is not superior in right of payment to the subordinated debt securities and/or that the indebtedness is not superior in right of payment to any of our other indebtedness that is equal to or subordinated to the subordinated debt securities in right of payment.

“Indebtedness” is obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, including capitalized lease obligations.

At September 30, 2020, The Charles Schwab Corporation owed a total of approximately $7,881 million in principal amount of senior notes, all of which was senior indebtedness, without counting any accrued interest on that debt. The indenture does not limit the amount of senior debt that we are permitted to have, and we may in the future incur additional senior debt.

Restrictive Covenants

Neither indenture contains any significant financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into sale and leasehold transactions. The prospectus supplement relating to a series of debt securities may describe restrictive covenants, if any, to which we may be bound under the applicable indenture.

Merger, Consolidation, Sale, Lease or Conveyance

Unless otherwise indicated in the applicable prospectus supplement, as long as any debt securities are outstanding, we will not be permitted to merge or consolidate with any other entity and will not be permitted to sell, lease or convey all or substantially all of our assets to any person, unless:

•

we are the continuing corporation or our successor or the person that acquires or leases all or substantially all of our assets is a corporation, association, company, limited liability company, joint-stock company or business trust organized under the laws of the United States or one of the states of the United States or the District of Columbia and the successor entity expressly assumes all of our obligations under the applicable indenture and the related debt securities; and

•

immediately after any merger, consolidation, sale, lease or conveyance, we or our successor is not in default in the performance or observance of the covenants and conditions of the applicable indenture.

This covenant would not apply to a recapitalization transaction, a change of control of The Charles Schwab Corporation or a highly leveraged transaction unless the transaction or change of control is structured to include a merger or consolidation or a sale, lease or conveyance of all or substantially all of our assets. Except as may be described in the prospectus supplement applicable to a particular series of debt securities, there are no covenants or other provisions in the indentures requiring us to repurchase the debt securities or that would afford holders of debt securities additional protection or economic benefits in the event of a recapitalization or a change of control of The Charles Schwab Corporation or a highly leveraged transaction.

Events of Default

Senior debt securities events of default and acceleration

Unless otherwise specified in the prospectus supplement relating to a particular series of senior debt securities, an event of default will occur for any series of senior debt securities if:

•	we fail to pay when due any principal of that series of senior debt securities;

•	we fail to pay any interest on that series of senior debt securities within 30 days after the interest is due;

•	we fail to deposit when due any sinking fund payment required under the terms of that series of senior debt securities;

•	we fail to cure our default of any other covenant or agreement to which that series of senior debt securities is subject within 60 days after we receive written notice of the default;

•	specified events of bankruptcy, insolvency or reorganization occur; or

•	any other default or event of default provided with respect to senior debt securities of that series occurs.

If an event of default, other than a default relating to our bankruptcy, insolvency or reorganization, occurs and continues, the trustee or the holders of 25% of the aggregate principal amount of all affected series of senior debt securities, voting together as a single class, may require us to repay immediately the entire principal of the senior debt securities of all affected series and any accrued interest. For example, if an event of default relates to our failure to pay interest on two series of senior debt securities and we have issued ten series of outstanding senior debt securities, the holders of 25% of the two affected series, voting together as a single class, would have the right to require us to immediately repay the senior debt securities that are part of those two series. However, if the event of default were to affect all ten series, then 25% of all senior debt securities outstanding under the senior debt indenture, voting together as a single class, would have the right to require us to immediately repay all outstanding series of senior debt securities. If an event of default relating to our bankruptcy, insolvency or reorganization occurs, the entire principal of the affected senior debt securities will automatically become payable.

Subordinated debt securities events of default and acceleration

Unless otherwise specified in the prospectus supplement, relating to a particular series of subordinated debt securities, an event of default will occur for any series of subordinated debt securities if:

•	specified events of bankruptcy, insolvency or reorganization occur; or

•	any other default or event of default provided with respect to subordinated debt securities of that series occurs.

If any event of default with respect to subordinated debt securities of any series, other than a default relating to our bankruptcy, insolvency or reorganization, occurs and continues, the trustee or the holders of 25% of the aggregate principal amount of all affected series of subordinated debt securities, voting together as a single class, may require us to repay immediately the entire principal of the subordinated debt securities and any accrued interest. If an event of default relating to our bankruptcy, insolvency or reorganization occurs, the entire principal of the affected debt securities will automatically become payable. Any payment by us on the subordinated debt securities following any acceleration will be subject to the subordination provisions applicable to the subordinated debt securities.

We will describe in the prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount subordinated debt securities upon an event of default. In the event of our bankruptcy, liquidation, reorganization or insolvency, any right to enforce that payment in cash would be subject to the broad equity powers of a federal bankruptcy court and to its determination of the nature and status of the payment claims of the holders of the subordinated debt securities.

Unless otherwise provided in the prospectus supplement relating to a particular series of subordinated debt securities, there will be no right of acceleration of the payment of principal of the subordinated debt securities of that series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture. In the event of a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture, the trustee may, subject to specified limitations and conditions, seek to enforce that payment or the performance of that covenant or agreement.

Trustees’ duties in case of a default and actions by holders

The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting together as a single class, can rescind any acceleration or waive any past default or event of default.

However, they cannot waive certain defaults in payment of principal of, premium, if any, or interest on, any of the senior debt securities or if such events of default are otherwise provided in a prospectus supplement relating to a particular series of subordinated debt or any right of a holder to have a debt security converted into our common stock.

Other than its duties in case of a default, the relevant trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it, called an “indemnity.” If they provide this indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting together as a single class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

A holder of a debt security may not institute any action against us under the indenture unless:

•	the holder gives the trustee written notice that a default has occurred and is continuing;

•

the holders of at least 25% of the outstanding aggregate principal amount of all affected series, voting together as a single class, request that the trustee institute the action while offering the trustee an indemnity reasonably satisfactory to it;

•	the holders offer the trustee reasonable security or indemnity against the costs and liabilities to be incurred in complying with the request; and

•	the trustee fails to institute the action within 60 days after receiving the request.

Even if these conditions are met, the holder may not institute an action if holders of a majority in aggregate principal amount of all affected series, voting together as a single class, direct the trustee to take action inconsistent with the request of the holder desiring to institute action against us. Holders may institute an action for payment of overdue principal or interest or to enforce their rights to convert securities into our other securities without complying with the preceding conditions.

We are required to file annually with the trustee a certificate stating whether we are in default under any of the provisions of either indenture, specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We may be discharged from our obligations on the debt securities of any series if we deposit enough money with the trustee to pay the entire principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

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We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium (if any) on the debt securities. This amount may be made in cash and/or United States government obligations or, in the case of debt securities that are denominated in a currency other than United States dollars, cash in the currency in which the debt securities are denominated and/or foreign government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

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direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of the members is pledged, which in each case are not callable or redeemable at the option of the issuer; or

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obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer.

Modification of the Indentures

Without the consent of the holders of debt securities, we and the trustee may enter into supplemental indentures to:

•	document that a successor corporation has assumed our obligations;

•	add covenants or events of default for the protection of the holders of debt securities;

•	surrender any right or power conferred upon the Company pursuant to the applicable indenture;

•	cure any ambiguity or correct any inconsistency in the indentures;

•	permit the facilitation of the defeasance and discharge of the securities;

•	establish the forms or terms of debt securities of any series;

•	provide for conversion rights;

•	provide for guarantees;

•	document the appointment of a successor trustee; or

•	other changes specified in the indenture.

If the holders of a majority in principal amount of all affected series, voting together as a single class, consent, we and the trustee may add to, change or eliminate any of the provisions of an indenture or modify in any way the rights of holders of the affected series. However, each affected holder must consent before we can:

•	change the stated maturity of the principal;

•	reduce the amount of the principal;

•	reduce the rate or extend the time of payment of interest;

•	if subordinated debt securities, make any change relating to the subordination of the debt securities in a materially adverse manner;

•	reduce any premium payable on redemption;

•	change the currency in which any debt security is payable;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security;

•	reduce the percentage in principal amount required to consent to any of the foregoing actions; or

•	other changes specified in the indenture.

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness then outstanding that would be negatively affected.

Legal Ownership of Debt Securities

We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in the debt securities that are not registered in their own name as indirect holders. As discussed under the heading “Global Securities,” indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Additional Mechanics

Form, Exchange and Transfer. Unless otherwise indicated in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and any integral multiple of $1,000.

You may have your debt securities broken into more debt securities of permitted smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform exchanges and transfers. You may exchange or transfer debt securities at the office of the security registrar.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

In the event of any partial redemption of debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Unless otherwise indicated in a prospectus supplement, the trustee will act as the securities registrar and we will appoint an office or agency in New York City for you to transfer or exchange debt securities having New York as the place of payment.

Payment and Paying Agents. We will pay interest, principal and any other money due on the debt securities at payment offices that we designate. These offices are called paying agents. You must make arrangements to have your payment paid by wire or picked up at that office. We may also choose to pay interest by mailing checks to the address specified in the security register.

We will pay interest to you if at the close of business on a particular day in advance of each due date for interest you are a direct holder, even if you no longer own the debt security on the interest due date. That particular day is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro-rated interest is called “accrued interest.”

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due, will be repaid to us. Thereafter, the holder may look only to us for payment.

Indirect holders should consult their banks or brokers for information on how they will receive payment.

Notices

Notices to be given to holders of a global security will be given only in accordance with the policies of the depositary, as described in part under “Global Securities.” Notices to be given to holders of debt securities not in global form will be sent by mail to the address of the holder appearing in the trustee’s records. Indirect holders should consult their banks or brokers for information on how they will receive notice.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Ranking

Unless otherwise provided in the prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations, and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, a series of debt securities may be convertible or exchangeable into other debt securities or common stock, preferred stock or depositary shares. The specific terms on which any series may be so converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option or at our option, in which case the amount or number of securities the debt security holders would receive would be calculated at the time and in the manner described in the applicable prospectus supplement.

Regarding the Trustee

The trustee under either indenture will be named in the prospectus supplement. We and some of our subsidiaries may conduct transactions with the trustee in the ordinary course of business and the trustee and their affiliates may conduct transactions with us and our subsidiaries.

Governing Law

Both indentures are, and the senior and subordinated debt securities will be, governed by and construed in accordance with the laws of the State of California unless otherwise provided in any prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

This section of the prospectus contains a description of the general terms of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below.

In addition to the provisions of the preferred stock described below and in any prospectus supplement, you should also refer to our certificate of incorporation and the documents that will be filed with the SEC in connection with the offering of a series of preferred stock.

General

Our certificate of incorporation permits our board of directors to authorize the issuance of up to 9,940,000 shares of preferred stock, par value $0.01 per share, in one or more series. As of October 31, 2020, we have designated:

•	400,000 shares of our preferred stock for our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, our “Series A Preferred Stock”;

•	600,000 shares of our preferred stock for our 6.00% Non-Cumulative Perpetual Preferred Stock, Series C, our “Series C Preferred Stock”;

•	750,000 shares of our preferred stock for our 5.95% Non-Cumulative Perpetual Preferred Stock, Series D, our “Series D Preferred Stock”;

•	6,000 shares of our preferred stock for our 4.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, our “Series E Preferred Stock”;

•	5,000 shares of our preferred stock for our 5.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred, Series F, our “Series F Preferred Stock”; and

•	25,000 shares of our preferred stock for our 5.375% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series G, our “Series G Preferred Stock”.

As of October 31, 2020, 400,000 shares of our Series A Preferred Stock, 600,000 shares of our Series C Preferred Stock, 750,000 shares of our Series D Preferred Stock, 6,000 shares of our Series E Preferred Stock, 5,000 shares of our Series F Preferred Stock and 25,000 shares of our Series G Preferred Stock were outstanding.

Our board of directors has the authority to divide the preferred stock into series and determine the designation and the rights and preferences of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders.

The preferred stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the series designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the dividend rate or method of determining that rate;

•	the date on which dividends will be paid;

•	voting rights;

•	the price at which the preferred stock will be issued;

•	dividend rights (which may be cumulative or noncumulative);

•	any redemption or sinking fund provisions;

•	any provisions relating to convertibility or exchangeability of the preferred stock into shares of our common stock or other securities;

•	the relative seniority and rank of the series with respect to other series then or thereafter issued;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations, options and restrictions and special or relative rights, if any, on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding-up and dissolution, rank:

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senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, no full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock. The prospectus supplement for non-cumulative preferred stock may set forth certain restrictions on payments of dividends, or on setting aside funds for payment of dividends on junior securities if dividends on the non-cumulative preferred stock are not paid. Our ability to pay dividends on our preferred stock is subject to policies established by our regulators and our meeting the requirements of Delaware corporate law with regard to the payment of dividends.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of preferred stock, plus an amount equal to accrued and unpaid dividends. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, unless otherwise provided in the prospectus supplement, they will have no right or claim to any of our remaining assets.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option and subject to policies established by our regulators. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as discussed below, set forth in the prospectus supplement or as otherwise required by law or in our certificate of incorporation.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a “class of voting securities” and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a savings and loan holding company in accordance with the Home

Owners’ Loan Act of 1933, as amended (the “HOLA”). In addition, at the time the series is deemed a class of voting securities,

•	any other savings and loan holding company may be required to obtain the approval of the Federal Reserve to acquire or retain more than 5% of that series; and

•	any other persons other than a savings and loan holding company may be required to obtain the non-objection of the Federal Reserve to acquire or retain 10% or more of that series.

In addition, as described under “Description of Common Stock,” the requirements of Delaware law and the provisions of our certificate of incorporation may have an effect of delaying or preventing a change of control of The Charles Schwab Corporation in some circumstances.

Exchangeability and Convertibility

The prospectus supplement relating to any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or other securities.

Transfer Agent and Registrar

The transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of preferred stock will be named in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement under a depositary agreement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary and complying with any other requirement of the depositary agreement, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

If we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges as are expressly provided in the depositary agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us a notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all reports and other communications from us that we deliver to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties under the depositary agreement. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We have 3,000,000,000 shares of authorized common stock, $0.01 par value per share, of which 1,797,212,229 shares were outstanding as of October 31, 2020. We also have authorized nonvoting common stock, $0.01 par value per share, which we are not registering pursuant to this registration statement. Our nonvoting common stock was issued to an affiliate of The Toronto-Dominion Bank in connection with our acquisition of TD Ameritrade Holding Corporation (“TD Ameritrade”). Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and any class or series of preferred stock outstanding at the time of liquidation, to receive a pro rata distribution of our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on any outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Our preferred stock will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also will also have such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power of our capital stock, except as our board of directors may provide with respect to any class or series of preferred stock issued after the date of this prospectus. See “Description of Preferred Stock.” Our certificate of incorporation does not provide for cumulative voting. Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the New York Stock Exchange. Outstanding shares of our common stock are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Restrictions on Ownership

Under the HOLA, any “savings and loan holding company,” as defined in the HOLA, is required to obtain the approval of the Federal Reserve prior to the acquisition of more than 5% of our common stock. Any other person, other than a savings and loan holding company, is required to obtain prior non-objection of the Federal Reserve to acquire 10% or more of our common stock. Any company holding 25% or more of our common stock, or a company holding 10% or more if the company otherwise exercises a “controlling influence” over us, is subject to regulation as a savings and loan holding company under the HOLA.

Business Combination Statute

Under the Delaware General Corporation Law (“DGCL”), a corporation is prohibited from engaging in any business combination with an interested stockholder or any entity if the transaction is caused by the interested stockholder for a period of three years from the date on which any such stockholder first becomes an interested stockholder. There is an exception to the three-year waiting period requirement if:

•	prior to the stockholder becoming an interested stockholder, the board of directors approves the business combination or the transaction in which the stockholder became an interested stockholder;

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upon the completion of the transaction in which the stockholder became an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation other than shares held by directors who are also officers and certain employee stock plans; or

•	the business combination is approved by the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock not owned by the interested stockholder at a meeting.

The DGCL defines the term “business combination” to include transactions such as mergers, consolidations or transfers of 10% or more of the assets of the corporation. The DGCL defines the term “interested stockholder” generally as any person who (together with affiliates and associates) owns (or in certain cases, within the past three years did own) 15% or more of the outstanding voting stock of the corporation. A corporation can expressly elect not to be governed by the DGCL’s business combination provisions in its certificate of incorporation or bylaws, but we have not done so.

Supermajority Vote Requirement

Our certificate of incorporation provides that, notwithstanding any lesser percentage permitted by law, 80% of the voting power of our stockholders, voting together as a single class, must approve any of the following business combinations:

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A merger or consolidation of us or any of our subsidiaries with (1) an interested stockholder or (2) any other corporation which after such merger or consolidation would be an affiliate or associate of an interested stockholder;

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Any sale or other arrangement with or for the benefit of an interested stockholder or any affiliate or associate of an interested stockholder involving any of our assets, securities or commitments, any of our subsidiaries, any interested stockholder or any affiliate or associate of any interested stockholder, in each case having an aggregate fair market value of $5,000,000 or more;

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The issuance or transfer by us or any of our subsidiaries of any of our securities or any of our subsidiaries’ securities to any interested stockholder or its affiliate or associate in exchange for cash, securities or other property having an aggregate fair market value of $5,000,000 or more;

•	The adoption of any plan or proposal for our liquidation or dissolution; or

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Any reclassification of our securities (including any reverse stock split), or our merger or consolidation with any of our subsidiaries, or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our voting stock or series thereof or any of our subsidiaries which is directly or indirectly owned by any interested stockholder or its affiliate or associate.

The 80% requirement does not apply to business combinations approved by a majority of the disinterested directors then in office. A disinterested director is defined as any member of our board who:

•	is not an interested stockholder;

•	is unaffiliated with and not a representative of an interested stockholder;

•	is not a party to an agreement or arrangement with an interested stockholder to act in concert with such interested stockholder to direct our management or policies; and

•

either was a member of our board prior to the time that the interested stockholder became an interested stockholder, or is a successor of a disinterested director and was nominated to succeed a disinterested director by a majority of the disinterested directors at the time of nomination; provided that, this requirement does not apply if the business combination involves a party that was an interested stockholder on July 30, 1987.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock, depositary shares or other securities that may be sold under this prospectus, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share or the price of the other securities, as applicable, may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in amounts and in as many distinct series as we wish, and the contracts may be put or call options, forward contracts, futures contracts or other types of contracts. The purchase contracts may be issued separately or as part of units. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to the purchase contract upon the occurrence of specified events.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock, depositary shares or other securities, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock, depositary shares or other securities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or together with one or more additional securities, including other warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. We may issue warrants in any amounts or in as many distinct series as we determine. Below is a description of some general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement.

Description of Debt Warrants

Debt warrants are rights for the purchase of debt securities. Debt warrants may be issued independently or together with our other securities and may be attached to, or separate from, our other securities. Any debt warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement. If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants, including:

•	the offering price;

•	the designation, aggregated stated principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in global or certificated form;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	the identity of any warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Universal Warrants

Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common stock, preferred stock, depositary shares or other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies or currency units;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more of the indices or baskets of the items described above.

Universal warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from the other securities. Any universal warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If universal warrants are offered, the prospectus supplement will describe the terms of the universal warrants, including the following:

•	the offering price;

•	the title and aggregated number of the warrants;

•	the nature and amount of the warrant property that the warrants represent the right to buy or sell;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	whether the warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	whether the exercise price may be paid in cash or by exchange of the warrant property or both, the method of exercising the warrants and whether settlement will occur on a net basis or a gross basis;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, a discussion of certain of the United States federal income tax consequences;

•	whether the warrants and underlying securities will be listed on any securities exchange;

•	whether the warrants will be issued in global or certificated form;

•	a description of the terms of any warrant agreement to be entered into between us and a warrant agent that governs the warrants;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Modification

Except as set forth in the prospectus supplement, we and the warrant agent, if any, may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the warrants. In addition, we may amend the warrant agreement, if any, and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected; provided that, no modification to the warrants can change the exercise price, reduce the amounts receivable upon exercise, cancellation or expiration, shorten the time period during which the warrants may be exercised or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend any warrant agreement or the terms of the warrants, without the consent of all of the affected holders.

Unsecured Obligations

Any warrants we issue will be our unsecured contractual obligations. No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act.

DESCRIPTION OF UNITS

General

We may issue units consisting of one or more securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. Units may also include debt obligations of third parties, such as United States Treasury securities. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

If units are offered, the prospectus supplement will describe the terms of the units, including the following:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of any unit agent;

•	a description of the terms of any unit agreement to be entered into between us and any unit agent that governs the units;

•	whether the units are to be prepaid or not;

•	whether the units will be listed on any securities exchange;

•	whether the units will be issued in fully registered or global form; and

•	a description of any provisions for the payment, settlement, transfer or exchange of the units or the securities comprising the units.

Modification

Except as described in the prospectus supplement, we and the unit agent, if any, may amend the terms of any unit agreement and the units without the consent of the holders of the units to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the units. In addition, we may amend the unit agreement, if any, and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected; provided that, no modification to the units can materially and adversely affect the rights of the holders of the units or reduce the percentage of outstanding units required to modify or amend any unit agreement or the terms of the units, without the consent of all of the affected holders.

Unsecured Obligations

Any units we issue will be our unsecured contractual obligations. No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of units.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC.

The following is a summary of the depositary arrangements applicable to the securities issued in global form and for which DTC acts as depositary. If there are any changes from this summary, they will appear in a prospectus supplement.

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead, we will deposit with DTC or its custodian one or more fully registered global certificates, a “global certificate” registered in the name of Cede & Co. (DTC’s nominee) for the book-entry securities, representing in the aggregate the total number or aggregate principal balance of the securities.

Since the global certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the global certificate. Persons who buy interests in the global security by purchasing securities are said to own a beneficial interest in the global security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a global certificate. Ownership of beneficial interests in a global certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a global certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the book-entry securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchase the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

We have been advised by DTC that upon the issuance of a global certificate and the deposit of that global certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective amounts represented by that global certificate to the accounts of its participants.

We will pay principal of, interest and premium (if any) on debt securities and payments to holders with respect to warrants, purchase contracts, units, stock and depositary shares represented by a global certificate registered in the name of or held by DTC or its nominee to the relevant trustee (or agent) who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the global certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal, interest, premium (if any) or other distribution of underlying securities or other property to holders on a global certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that global certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

A global certificate will be exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a global certificate may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global certificate or if at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global certificate shall be exchangeable for definitive securities in registered form; or

•

in the case of debt securities, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default with respect to the debt securities and certain other conditions have been met if and to the extent set forth in the applicable indenture.

Any global certificate representing a debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

Any global certificate representing a warrant, purchase contract or unit that is exchangeable pursuant to either of the first two conditions listed above will be exchangeable in whole for definitive warrants, purchase contracts or units in registered form, of like tenor and of an equal aggregate stated amount as the global certificate, in denominations specified in the applicable prospectus supplement. The definitive warrants, purchase contracts or units will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

DTC may discontinue providing its services as securities depositary with respect to any of the book-entry securities at any time by giving reasonable notice to the relevant trustee (or the relevant warrant agent, purchase contract agent or unit agent) and us. If a successor securities depositary is not obtained, definitive debt security (or definitive warrant, purchase contract or unit) certificates representing the debt securities (or warrant, purchase contract or unit) are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

Except as provided above, owners of the beneficial interests in a global certificate representing a debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of securities for any purpose under the indentures.

No global security shall be exchangeable except for another global certificate of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global security or the indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the book-entry securities. If less than all of a series of the debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the book-entry securities is limited to the holders of record of the book-entry securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to book-entry securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as “indirect participants”, such as both United States and non-United States securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Clearstream Banking and Euroclear System

If specified in a prospectus supplement to this prospectus with respect to a particular series, investors may elect to hold interests in a particular series of securities outside the U.S. through Clearstream Banking, société anonyme (“Clearstream”) or the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Distributions with respect to permanent global securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear holds securities for participants of Euroclear and clears and settles transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters for a particular offering of securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator holds all securities in Euroclear on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Distributions with respect to permanent global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Unless otherwise specified in a prospectus supplement with respect to a particular series of permanent global securities, initial settlement for permanent global securities will be made in immediately available funds. If the prospectus supplement specifies that interests in the permanent global securities may be held through Clearstream or Euroclear, Clearstream and/or Euroclear participants will conduct secondary market trading with other Clearstream and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Then secondary market trades will settle using the procedures applicable to conventional eurobonds in immediately available funds.

Investors should be aware that they will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time–zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

The information in this section concerning Euroclear and Clearstream has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by Euroclear or Clearstream or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Although DTC, Clearstream, and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in permanent global securities among DTC participants, Clearstream, and Euroclear, they are under no obligation to perform those procedures, and those procedures may be discontinued at any time.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities from time to time as follows:

•	to or through underwriters or dealers, which may be affiliates;

•	through agents, which may be affiliates;

•	directly to purchasers; or

•	through a combination of any of these methods.

We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any put option agreement or other contractual arrangement, whether directly to investors or through one or more special purpose vehicles.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also lend or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them;

•	the public offering or purchase price;

•	any over-allotment options under which agents or underwriters may purchase additional securities from us;

•	any discounts, concessions and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting agent or underwriting compensation;

•	any discounts and commissions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Generally, the underwriters’ obligations to purchase the securities will be subject to specified conditions. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. If agents are used in the sale of any securities, they generally will be acting on a best efforts basis for the period of their appointment.

Only the agents, dealers or underwriters named in the prospectus supplement will be the agents, dealers or underwriters in connection with the securities being offered. Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and any prospectus supplements may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which we may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of the offered securities, if so described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the future date stated in such prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Some of the underwriters and their affiliates may have in the past provided, may be currently providing and may in the future from time to time provide, financial advisory, commercial banking, investment banking, research, trading, trustee, escrow, transfer agent and custody services to us or our subsidiaries (including as parties to our credit agreement), for which they have in the past received, and may currently or in the future receive, customary fees and expenses.

Any underwriter, agent or dealer that we use in the initial offering of debt securities will not confirm sales to any account over which it exercises discretionary authority without the prior specific written approval of its customer.

If Schwab or any other broker-dealer subsidiary that we may have participates in the distribution of our securities, we will conduct the offering in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions.

Following the initial distribution of any of these securities, our affiliates, including Schwab, may offer and sell these securities (as well as securities initially offered and sold under previous registration statements) in market-making transactions as part of their business as broker-dealers. Schwab and our other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Schwab and our other affiliates may use this prospectus in connection with such transactions.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

VALIDITY OF SECURITIES

The validity of the securities to be issued under this prospectus, will be passed upon for us by Arnold & Porter Kaye Scholer LLP, counsel to The Charles Schwab Corporation. Partners of that firm beneficially own an aggregate of less than 1% of our common stock.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of TD Ameritrade for the year ended September 30, 2020 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference from our Current Report on Form 8-K/A filed on December 4, 2020. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.